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                              EMPLOYMENT AGREEMENT

                                      with

                                 GEORGE KAPLUN

AGREEMENT entered as of January 1, 1996 between George Kaplun, identification #306388182 residing at 4/D/202 Hanurit St., Jerusalem ("Employee"), and GenTec Ltd., An Israeli company ("Company", or "GenTec").

                               W I T N E S S E T H

WHEREAS, the Company is in the business of developing and marketing various smart card and computer technologies; and

WHEREAS, the Company desires to employ Employee initially as a Senior Electrical Engineer at the Company,

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment

With effect from January 1, 1996, the Company employs Employee and Employee accepts employment with the Company upon the terms and conditions set forth herein.

2.   Duties

     2.1 GenTec hereby engages Employee to serves as a Senior Electrical
Engineer.

     2.2 Employee shall devote his full business time and attention to the Business of the Company and shall perform his duties diligently and promptly for the benefit of the Company.

     2.3 Employee shall not be employed or perform professional services for another entity without the express written consent of the CEO and the Chief Scientist of the Company.

     2.4 Employee shall report regularly and as requested to the President or the Chief Scientist of the Company or as the President or the Chief Scientist shall direct from time to time or as otherwise requested by the Board of Directors.

     2.5 The employee shall work all necessary overtime, in the case that it is needed, without receiving any additional consideration or compensation.


3.   Term





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     3.1 Employee's employment under this Agreement shall commence on January 1,
1996 (the "Effective Date") and shall end on the earlier of: (I) the death or disability (as defined herein) of the Employee, (ii) termination of Employee's employment with cause (as defined herein), (iii) termination by either party without cause upon sixty (60) days advance written notice, but in no event prior to the expiration of the Initial Term or (iv) one (1) year from the date of this Agreement. After the expiration of such initial term (other than for reasons set forth in clauses (I), (ii) and (iii), this Agreement shall automatically be renewed for additional one (1) year periods on the same terms and conditions set forth herein (unless mutually agreed otherwise).

     3.2 For the purpose of this paragraph 3, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) months period. Disability shall occur at the end of any such period.

     3.3 For the purpose of this paragraph 3, "cause" shall exist if Employee
(I) breaches any of the material terms or conditions of this Agreement; (ii) substantially fails to perform the Employee's areas of responsibility set forth herein; (iii) engages in willful misconduct or acts in bad faith with respect to the Company, in connection with and related to the employment hereunder, (iv) is convicted of a felony, (v) fails to comply with the instructions of the President or Company's Board of Directors in a manner materially detrimental to the Company, provided that with respect to clauses (I), (ii) and (v), if Employee has cured any such condition (that is reasonably susceptible to cure) within 30 days of the advance notice (as defined herein) then "cause" shall constitute a written notice delivered to Employee that sets forth with particularly the facts and circumstances relied upon by the Company as the basis for cause.


     3.4 During the period following notice termination by either party for whatever reason, the Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company the person or persons who will assume the Employee's responsibilities.


4.   Compensation

     4.1 During the term hereof, and subject to the performance of the services required to be performed hereunder by Employee, the Company shall pay the Employee for all services rendered hereunder, a salary, payable not less often than once per month and in accordance with the Company's normal and reasonable payroll practices, a monthly gross amount of [copy illegible] (the
"Gross Salary").

     4.2 The Employee shall receive the Gross Salary payable in respect of period of the Employee's military reserve duty. The Company shall be entitled to receive and retain any amounts payable by the National Insurance Institute or any other agency in respect of such periods.

     4.3 The Board shall undertake an evaluation of the Employee's performance from time to time and may increase the monthly Gross Salary or grant a




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performance bonus if it should determine in its absolute discretion that such increase or bonus is justifiable and appropriate.

     4.4 Furthermore and on condition that the Employee has worked for the Company for at least one year, the Company undertakes to issue to the Employee in accordance with the Company's policy and practice, a warrant for 1.6% shares of the Company being offered under any form of stock option benefit plan of the Company without any consideration.

     4.5 With three (3) months of the Effective Date of this Agreement the Company and the Employee will obtain and maintain Manager's Insurance
(Bituach Menahalim) for the exclusive benefit of the Employee in the customary form. Each of the Company and the Employee shall contribute toward premiums payable in respect of such insurance those which would be recognized under applicable law, but in now event shall such contributed amounts be more than five percent (5%) of each monthly Gross Salary payment for the Company and five percent (5%) of such amount for Employee. It is hereby agreed that should the Employee be or become entitled to severance pay under applicable law, his benefits under said insurance shall be in lieu thereof and in full and final substitution therefore.

5. Vacation

The Employee shall be entitled to 16 working days to be taken at times as agreed upon by the parties, during each year that this Agreement is in effect.

6. Secrecy and Nondisclosure

Without derogating from the terms of any separate Confidential Disclosure & Non-Competition Agreement entered into between the parties, the Employee shall treat as secret and confidential all of the processes, methods, formulas, procedures, techniques, software, designs, data, and other information which are not of public knowledge or record pertaining to Company's business (existing, potential and future), including without limitation. All business information relating to customers and supplies and products of which the employee becomes aware during and as a result of employment with the Company, and Employee shall not disclose, use, publish or in any other manner reveal, directly or indirectly, at any time during and after the term of this Agreement, any such information detailed herein. For purposes hereof 'public knowledge' shall not include information filed with the Patent Office in Israel.

7. Non-Competition

     7.1 Without derogating from the terms of any separate Confidential Disclosure & Non-Competition Agreement entered into between the Parties, during the term of this Agreement and for a term of one (1) year after Employee ceases to be employed by the Company, Employee will not, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Employee holds less than 5% of the outstanding shares)



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interests himself in or engage in any business enterprise, in Israel, that directly competes with the Business of the Company, now or hereafter existing.

     7.2 Employee acknowledges that the restricted period of time and geographic location specified under this section 7 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable by such judicial proceeding.

8. Development Rights

The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection herewith developed by or with the contribution of Employee's efforts during his employment with GenTec shall be the sole property of GenTec.


9. Employee Representations

The Employee represents and warrants to the Company that the execution and delivery of this Agreement and fulfillment of the terms hereof (1) will not constitute a breach of any agreement or other instrument to which he is party,
(ii) does not require the consent of any person, and (iii) shall not utilize during the term of his employment any proprietary information any third party, including prior employers of the Employee.

10. Benefit

This agreement shall insure to the benefit of and be binding upon the Company, its successors and assigns, including any subsidiary or affiliated entity.

11. Entire Agreement

This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

12. Notices

All notices or other commission required or desired to be sent to either party shall be in writing and shall be sent by hand or Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram of facsimile to the address set forth below or to such other address as the recipient may designate by notice in accordance with the provisions of this Section.

Employee 4/D/202 Hanurit St., Jerusalem




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Company 19/8 Ramban St., Jerusalem 92422

Any such notice shall have been deemed to have been delivered if served by hand when delivered, if by Registered or Certified Mail 48 hours after posting if within the same country or 14 days if posted from another country, and by telex or facsimile transmission when dispatched and receipt confirmed by recipient party.

13. Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. All disputes, differences or questions arising out of or relating to this Agreement, or pertaining to its validity, interpretation, breach or violation shall be decided exclusively by the appropriate court sitting in Tel Aviv-Jaffa.




IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed by the date stated above.


GenTec, Ltd.        [HEBREW CHARACTERS]
                    223293-5  [HEBREW CHARACTERS]



/s/                                         /s/ GEORGE KAPLUN
__________________________________          _______________________________
By:                                          George Kaplun



                    [HEBREW CHARACTERS]
                    [HEBREW CHARACTERS]







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